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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Aerovox Incorporated of our report dated February 14, 2000 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 14, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

By /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 30, 2000